UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 9, 2010

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

880 Third Avenue, 12th Floor, New York, New York (Address of principal executive offices)	10022-4730 (Zip Code)

Registrant’s telephone number, including area code:
(646) 833-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

Interim Agreement With Walter V. E. Parker

On December 9, 2010 Blackhawk Capital Group BDC Inc., a Delaware corporation and business development company under the Investment Company Act of 1940 (the "Company"), entered into an interim employment agreement ("Interim Agreement") with Walter V. E. Parker ("Executive").  The term of the Interim Agreement is the first to occur of one year from the execution of the Interim Agreement or 90 days after final closing of Blackhawk's $5,000,000 (maximum) common stock offering under Regulation E of the Securities Act of 1933 ("Offering") when the Company will execute a formal employment agreement with the Executive ("Formal Agreement").  The purpose of the Interim Agreement is to have a President in place at the Company while the Company conducts its Regulation E Offering (as defined herein) who can assist with selling shares in the Offering and conducting the business and operations of the Company.  The Board of Directors of the Company approved the interim agreement on December 6, 2010 by unanimous written consent.

Under the Interim Agreement, the Executive shall serve as President and will be paid a base salary of $10,000 for the first six months and $15,000 for the remainder of the term.  His salary accrues, however, until the Company raises $1,000,000 in the Offering.  He also receives the following stock options pursuant to the Company's Stock Option Plan and approval by the Company's Stock Option Committee: (a) upon $1,000,000 being raised in the Offering, 250,000 options at an exercise price of $.40 per share; (b) upon the next $1,000,000 being raised in the Offering, an additional 250,000 options at the exercise price of $.40; (c) upon the next $1,000,000 being raised in the Offering, an additional 200,000 options at the exercise price of $.40; and (d) upon the next $1,000,000 being raised in the Offering, an additional 200,000 options at the exercise price of $.40 per share. Until the Formal Agreement is entered into by the Company and the Executive, if the Executive is terminated for any reason other than cause and the Company has placed at least $1,500,000 of the Offering, he receives the greater of accrued salary to date or $100,000 severance payment and his options granted to date vest.

Stock Option Plan

On November 25, 2008, the Board of Directors approved the Company's Stock Option Plan ("Stock Option Plan") by unanimous written consent, with all independent directors consenting to the approval of the Stock Option Plan.  Zabala and Concorde, a significant shareholder of the Company for which Zabala also serves as Chairman, President and Chief Executive Officer, who held as of November 25, 2008 approximately 37.42% of the Company's outstanding Common Stock and adopted a resolution in December 2008 by written consent of stockholders to approve the Stock Option Plan.  In addition, other stockholders owning 15.83% (as of November 25, 2008) of the Company's outstanding shares of Common Stock have adopted a resolution by written consent of stockholders approving the Stock Option Plan.  In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the stockholders' consent became effective 21 days following December 22, 2008, the mailing date of the Information Statement to the Company's stockholders.  Pursuant to the Stock Option Plan, options for 3,000,000 shares of common stock are available for grant to the Company's officers, directors and key employees.  The Stock Option Plan is subject to the provisions of the Investment Company Act applicable to business development companies.

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(1)      Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Interim Agreement, which information is fully incorporated herein by reference.

(c)(2)      Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Interim Agreement, which information is fully incorporated herein by reference.

(c)(3)      Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Interim Agreement, which information is fully incorporated herein by reference.

(e)           Reference is made to the disclosure set forth in Item 1.01 above which is fully incorporated herein by reference which describes the Interim Agreement, which information is fully incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

Exhibit 9.01(a) Interim Agreement between the Company and Executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala Chief Executive Officer